April 16, 2009 Williams Partners L.P. Investor Call

Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as "anticipates," believes," "could," "may," "should," "continues," "estimates," "expects," "forecasts," "might," "planned," "potential," "projects," "scheduled," "will," and other similar words. These statements are based on our present intentions and our assumptions about future events and are subject to risks, uncertainties, and other factors. In addition to any assumptions, risks, uncertainties or other factors referred to specifically in connection with such statements, other factors not specifically referenced could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others: whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner; availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas reserves), market demand, volatility of prices, and the availability and costs of capital; inflation, interest rates, and general economic conditions (including the recent economic slowdown and the disruption of global credit markets and the impact of these events on our customers and suppliers); the strength and financial resources of our competitors; development of alternative energy sources; the impact of operational and development hazards; costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings; increasing maintenance and construction costs; changes in the current geopolitical situation; our exposure to the credit risks of our customers; Forward Looking Statements

Forward Looking Statements, cont. risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings, and the availability and cost of credit; risks associated with future weather conditions; acts of terrorism; and additional risks described in our filings with the Securities and Exchange Commission. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change. Such changes in our intentions may also cause our results to differ. We disclaim any obligation to and do not intend to publicly update or revise any forward-looking statements or changes to our intentions, whether as a result of new information, future events or otherwise. Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

'09 Guidance Supports Current Cash Dist. Level Partnership expects to maintain quarterly distribution of $0.635 per LP unit in 2009 Current, expected pricing environment supports existing distribution level, confidence in maintaining compliance with loan covenants for '09 Cash balance is approximately $77 million as of March 31 Offering additional support, Williams takes action to distinguish Williams Partners from its peers Waives approximately $29 million in incentive distribution rights for '09 at the partnership's current per-unit cash distribution level. Provides an additional G&A credit to offset increases in G&A allocation, up to $10 million New support is above and beyond funds needed to maintain LP cash distributions in '09 Williams is a strong parent company with vested interest in the partnership's success 4

2009 Commodity Price Assumptions & Financial Impacts Low High Oil/NGL Oil/NGL Oil/NGL Crude ($/Barrel) $45 $60 NGL/Crude Relationship% (Remainder 2009) 49% 60% Gas Gas Gas NYMEX ($/MMBtu) $4.50 $4.50 Rockies ($/MMBtu) $3.00 $3.00 San Juan ($/MMBtu) $3.25 $3.25 Financial Impacts (dollars in millions, except NGL Margins and Cash Distribution Coverage Ratio) Financial Impacts (dollars in millions, except NGL Margins and Cash Distribution Coverage Ratio) Financial Impacts (dollars in millions, except NGL Margins and Cash Distribution Coverage Ratio) Four Corners NGL margin ($/gallon) $0.27 $0.58 Wamsutter NGL Margin ($/gallon) $0.26 $0.57 2009 Distributable Cash Flow 1 $105 $206 2009 Distributions $137 $137 Cash Distribution Coverage Ratio 1 0.8x 1.5x Projected Cash Balance 12/31/09 $42 $142 1 Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are included at the end of this presentation.

Williams Partners L.P.

Non-GAAP Reconciliations

This presentation includes Distributable Cash Flow attributable to partnership operations which is a non- GAAP financial measure as defined under the rules of the Securities and Exchange Commission. For Williams Partners L.P. we define Distributable Cash Flow attributable to partnership operations as net income (loss) plus depreciation, amortization and accretion, less our earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures plus the actual cash distributed by Wamsutter and Discovery. This presentation is accompanied by a reconciliation of this non-GAAP financial measure to its nearest GAAP financial measure. For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of Distributable Cash Flow relative to our actual cash distributions. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership's assets and the cash that the business is generating. Distributable Cash Flow attributable to partnership operations is not intended to represent cash flows for the period, nor is it presented as an alternative to net income (loss) or cash flow from operations. It should not be considered in isolation or as substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles. Non-GAAP Disclaimer

Non-GAAP Reconciliations